SUB-ITEM 77H

As of December 31, 2016, the following entity owned 25% or more of the voting securities of the MFS Investors Trust Series:

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|ENTITY                                       |PERCENTAGE|
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|NEW YORK LIFE INSURANCE & ANNUITY CORPORATION|26.41%    |
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